Exhibit 99.1

Cornerstone Announces Departure of Chief Financial Officer and Sets Date for Q2 Earnings Call

SANTA MONICA, Calif. — July 17, 2020 – Cornerstone OnDemand (NASDAQ:CSOD), a global leader in people development solutions, announced today that Brian Swartz, Chief Financial Officer (CFO), will leave the company effective Aug. 14 to pursue another opportunity. The company is launching a search for a successor. In the meantime, Trish Coughlin, Cornerstone’s Chief Accounting Officer since January 2019, will serve as interim CFO. Coughlin brings more than 25 years of experience to her new role with previous finance positions at Workday, Goldman Sachs and Co., Honeywell and PricewaterhouseCoopers.

“I have quickly come to appreciate Brian’s intelligence, tenacity and strategic thinking and will miss his partnership. We are grateful for his significant contribution to Cornerstone and wish him well in this next phase of his professional journey,” said Phil Saunders, Chief Executive Officer, Cornerstone. “I am also looking forward to my first quarterly earnings call next month and discussing our company’s future.”

“I am thankful to our board of directors, Phil and the entire Cornerstone team for an incredible four years,” said Brian Swartz, Chief Financial Officer, Cornerstone. “Although I am excited about the new opportunity I am pursuing, the decision was especially difficult for me to make now because of the confidence I have in Cornerstone’s ability under Phil’s leadership to execute and capitalize on its market opportunity.”

Additionally, the company today announced that its financial results for the second quarter of 2020 will be released after market close on Monday, Aug. 10. Cornerstone will host a conference call to discuss the results at 2 p.m. PT (5 p.m. ET) on the same day. Dial-in information for the call and a live webcast will be available on the events page of Cornerstone’s investor relations website. An audio replay will be available for three days following the conclusion of the call (between 8 p.m. PT on Aug. 10 and 11:59 p.m. PT on Aug. 13). The replay will also be available as a webcast on Cornerstone’s investor relations website.

About Cornerstone

Cornerstone is a premier people development company. We believe people can achieve anything when they have the right development and growth opportunities. We offer organizations the technology, content, expertise and specialized focus to help them realize the potential of their people. Featuring comprehensive recruiting, personalized learning, modern training content, development-driven performance management and holistic employee data management and insights, Cornerstone’s people development solutions are used by approximately 7,000 clients of all sizes, spanning more than 75 million users across over 180 countries and 50+ languages. Learn more at www.cornerstoneondemand.com.

Forward-looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding the expected performance of our business, our future financial and operating performance, including our GAAP and non-GAAP guidance, strategy, long-term growth and overall future prospects, the demand for our offerings, our competitive position, general business conditions, our ability to execute, and our expectations regarding certain financial measures including subscription revenue, capital expenditures, unlevered free cash flow, recurring revenue growth and operating margins. Any forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing customers by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing customers; allowing our implementation subcontractors to contract directly with customers for implementation services; our shift to focusing on recurring revenue streams; our ability to compete as the learning and people development provider for organizations of all sizes; changes in the proportion of our customer base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales opportunities; our ability to maintain stable and consistent quota attainment rates; continued strong demand for learning and people development in Europe, the Middle East, Africa, Asia-Pacific, and Japan; the timing and success of efforts to increase operational efficiency and cost containment; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; problems caused by security breaches; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war, natural disasters, or the ongoing COVID-19 pandemic; changes in current tax or accounting rules; legal or political changes in local or foreign jurisdictions that decrease demand for, or restrict our ability to sell or provide, our products; the failure to achieve expected synergies and efficiencies of operations between the Company and Saba; the ability of the Company and Saba to successfully integrate their respective market opportunities, technology, products, personnel and operations; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Investor Relations Contact:

Jason Gold, Cornerstone

Phone: +1 (310) 526-2531

jgold@csod.com

Media Contact:

Deaira Irons, Cornerstone

Phone: +1 (310) 752-0164

dirons@csod.com